                                                                  Exhibit 10.1.1

                                                                  CONFORMED COPY

                                    WAIVER AND
                                 AMENDMENT NO. 1

      WAIVER AND AMENDMENT NO. 1 (the "Amendment") dated as of June 15, 2001 of the Credit Agreement dated as of April 7, 1994 and amended and restated as of January 29, 1998, as amended by Waiver and Amendment No. 1 dated as of December 16, 1998, further amended and restated as of March 15, 1999, further amended by Amendment No. 1 dated as of April 23, 1999, further amended and restated as of April 12, 2000 and September 30, 2000, further amended by Amendment No. 1 dated as of December 31, 2000 and further amended and restated as of April 15, 2001 (the "Credit Agreement"), among APPLIED EXTRUSION TECHNOLOGIES, INC. (the "Company"), the LENDERS party thereto (the "Lenders") and THE CHASE MANHATTAN BANK, as Administrative Agent (the "Administrative Agent").

                                   WITNESSETH:

      WHEREAS, in connection with the refinancing of the Company's senior notes, the Company and the Lenders have agreed to amend the interest coverage ratio and leverage ratio covenants, reduce the amount of working capital commitments by $16,000,000, and make certain other changes, all as more fully set forth below;

      NOW, THEREFORE, the parties hereto agree as follows:

      SECTION 1. Definitions; References. Unless otherwise specifically defined in the recitals above, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof', "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, from and after the date hereof, refer to the Credit Agreement as amended hereby.

      SECTION 2. Section 1.01 Exhibit C.

      (a) The definitions of "Available PP&E Amount" and "Borrowing Base" in
Section 1.01 of the Credit Agreement, and Exhibit C to the Credit Agreement, are amended to replace the phrase "$56,000,000 (provided that such amount (x) shall be reduced to $40,000,000 on the date the Working Capital Commitments cease to exceed $80,000,000, (y) at any time when such amount otherwise would exceed $40,000,000, shall be reduced, but to no less than $40,000,000, by the Capital Expenditure Shortfa1l (or the requisite portion thereof); and (z) in any event, shall be reduced, but to no less than $40,000,000, by $1,500,000 (or the requisite portion thereof) on the last day of each calendar quarter, commencing on September 30, 2001)" with the number "$35,000,000".

      The definition of "Available PP&E Amount" is further amended to replace the date "April 15, 2001" with the date "June 19, 2001".

      (b) The definition of "Basic Documents" in Section 1.01 of the Credit Agreement is amended to add, before the period at the end thereof, the words "or providing for the issuance of the Senior Notes".

      (c) The definition of "Capital Expenditure Shortfall" in Section 1.01 of the Credit Agreement is deleted.

      (d) The definition of "Indenture" In Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:

            "Indenture" shall mean the Indenture dated as of June 19,2001 between the Company and Wells Fargo Bank, N.A., as Trustee, as such agreement shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time.

      (e) The definitions of "QPF Acquisition" and "QPF Escrow Account" in
Section 1.01 of the Credit Agreement are amended to add, before the period at the end thereof, the words ", as amended by Amendment No. 1 dated as of June 12, 2001".

      (f) The definition of "QPF Notes" in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:

            "QPF Notes" shall mean the Inventory Note to be issued by the Company to QPF, LLC upon the consummation of the QPF Acquisition, substantially in the form attached hereto as Exhibit J.

      (g) The definition of "Senior Notes" in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:

            "Senior Notes" shall mean the Company's l0 3/4% Senior Notes due 2011 issued pursuant to the Indenture, as such Senior Notes shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time.

      (h) The definition of "Working Capital Availability Period" in Section
1.01 of the Credit Agreement is amended to read in its entirety as follows:

            "Working Capital Availability Period" shall mean the period from and including the date hereof to but not including January 29, 2003.

      SECTION 3. Section 9.08. Section 9.08 of the Credit Agreement is amended as follows.

      (a) The proviso to Section 9.08(ii) is amended to read in its entirety as follows:

            provided that such renewals, extensions or refinancings shall not increase the amount of such Indebtedness or of the collateral securing it,

      (b) The word "and" at the end of Section 9.08(vi) is replaced with a comma, and Section 9.08(vii) is amended to read in its entirety as follows:

            (vii) the QPF Notes; provided that cash payments with respect to the QPF Notes (whether principal, interest or other payments) may be made only if no Default has occurred and is continuing and (x) prior to the later of March 29, 2002 and the 270th day after issuance of the QPF Notes (the "Note Date"), only from the purchase price of inventory which is permitted to secure the QPF Notes pursuant to
            Section 9.13 and is consumed or sold, and (y) on and after the Note Date, only if the sum of the Company's cash on hand and the aggregate unused amount of the Working Capital Commitments which the Company would be permitted to use pursuant to Section 2.01(ii) equals or exceeds $5,000,000 after giving effect to such cash payment, and the Company shall demonstrate compliance with its obligations under Sections 9.09,9.10 and 9.11 as of the most recently ended fiscal quarter, in each case determined on a pro forma basis as if the Indebtedness outstanding after giving effect to such cash payment had been incurred at the beginning of the period for which compliance is measured,

      (c) The following clause (viii) is added before the period at the end of
Section 9.08:

            and (viii) the Senior Notes.

      SECTION 4. Section 9.10. The chart set forth in Section 9.10 of the Credit is amended for the periods set forth below to read as follows:

            Period                                           Ratio

            April 1, 2001 through September 30, 2001         1.35:1

            October 1, 2001 through June 30, 2002            1.50:1

            July 1, 2002 and thereafter                      2.00:1

      SECTION 5. Section 9.11. (a) The heading of Section 9.11 is amended to replace to replace the expression "Ratio." with the expression "Ratios. (a)", and the chart set forth in Section 9.11(a) of the Credit Agreement is amended for the periods set forth below to read as follows:

            Period                                           Ratio

            April 1, 2001 through June 30, 2001              6.75:1

            July 1,2001 through September 30,2001            6.30:1

            October 1, 2001 through December 31, 2001        5.50:1

            January 1,2002 through March 31,2002             5.25:1

            April 1, 2002 through June 30, 2002              5.00:1

            July 1, 2002 and thereafter                      4.75:1

      (b) Section 9.11(a) of the Credit Agreement is amended to add the following sentence at the end thereof:

            For purposes of this Section 9.11, Funded Indebtedness as at June 30, 2001 shall be calculated net of cash and cash equivalents of the Company on such date (up to an aggregate amount of cash and cash equivalents not to exceed $25,000,000).

      (c) Section of 9.11 of the Credit Agreement is further amended to add the following subsection (b) at the end thereof:

            (b) The Company will not permit the ratio on any date of (i) Working Capital Obligations on such date to (ii) Cash Flow, calculated as of the Relevant Quarter End for the four fiscal quarters then ended, to exceed 2.5:1. For purposes of this Section 9.11(b), "Relevant Quarter

      End" shall mean the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 9.01(a) or (b).

      SECTION 6. Section 9.22. Section 9.22 of the Credit Agreement is amended to delete the proviso thereto.

      SECTION 7. Schedule I. Schedule I to the Credit Agreement is amended to delete the words "Purchase Note, Purchase Security Agreement,".

      SECTION 8. Exhibit J. Exhibit J to the Credit Agreement is amended to read as set forth in Exhibit J hereto.

      SECTION 9. Waiver. The. Lenders waive the provisions of (i) Section 9.22 to the extent (and only to the extent) necessary to permit the Company to redeem its 11 1/2% Senior Notes Due 2002 (the "Old Notes") within 75 days after the Amendment Effective Date (as hereinafter defined) and (ii) Section 9.08 to the extent (and only to the extent) necessary to permit the Old Notes to remain outstanding during such period. For the avoidance of doubt, the Lenders and the Administrative Agent confirm that upon such redemption the Old Notes will have been refinanced on terms and conditions reasonably satisfactory to them, and further confirm that the QPF Acquisition does not require their consent as long as it is made in accordance with Section 9.12(v) of the Credit Agreement.

      SECTION 10. Decreased Commitments. The aggregate amount of the Working Capital Commitments is decreased on and as of the Amendment Effective Date (as hereinafter defined) by $16,000,000 to $80,000,000, and each Lender's Working Capital Commitment on and as of the Amendment Effective Date is the amount set forth opposite its name on the signature pages hereof.

      SECTION 11. Representations of Company. The Company represents and warrants that (1) the representations and warranties of the Company and its Subsidiaries made in each Basic Document shall be true (or, in the case of Basic Documents which are not Financing Documents, true in all material respects) on and as of the Amendment Effective Date (as hereinafter defined) to the same extent as they would be required to be under SectIon 7.01(b) on the occasion of any Loan or issuance of any Letter of Credit and (ii) no Default will have occurred and be continuing on such date.

      SECTION 12. GOVERNING LAW THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      SECTION 13 Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective on the date (the "Amendment Effective Date") when the Administrative Agent shall have received (I) from each of the Company and the Majority Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof, (ii) from the Company for the account of each Lender which has delivered an executed counterpart hereof (or satisfactory confirmation thereof) to the Administrative Agent on or before June 13, 2001, an amendment fee equal to 0.10% of such Lender's Working Capital Commitment as in effect immediately prior to the Amendment Effective Date, and (iii) evidence satisfactory to the Administrative Agent of the receipt by the Company of at least $192,500,000 but no more than $275,000,000 in gross cash proceeds from the issuance and sale of its 10 3/4% Senior Notes due 2011 substantially in the form described in the Preliminary Offering Memorandum dated June 2, 2001 and distributed to the Lenders on June 4,2001.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                       APPLIED EXTRUSION TECHNOLOGIES,
                                       INC.

                                       By/s/ Anthony J. Allott
                                         -------------------------------
                                         Name: Anthony J. Allott
                                         Title: Senior Vice President and Chief
                                            Financial Officer

Working Capital Commitment             THE CHASE MANHATTAN BANK
$13,777,777.78

                                       By/s/ Peter A. Dedousis
                                         --------------------------------
                                         Name: Peter A. Dedousis
                                         Title: Managing Director

Working Capital Commitment             LASALLE BUSINESS CREDIT, INC.
$15,746,031.77

                                       By/s/ John S. Eby
                                         --------------------------------
                                         Name: John S. Eby
                                         Title: Vice President

Working Capital Commitment             FLEET NATIONAL BANK
$13,777,777.78

                                       By/s/ Thomas E. Hjerpe
                                         --------------------------------
                                         Name: Thomas E. Hjerpe
                                         Title: Authorized Officer

Working Capital Commitment             PNC BANK, N.A.
$13,206,349.20

                                       By/s/ Craig T. Sheetz
                                         --------------------------------
                                         Name: Craig T. Sheetz
                                         Title: Vice President

Working Capital Commitment             FIRST UNION NATIONAL BANK
$14,603,174.59

                                       By/s/ John T. Trainor
                                         --------------------------------
                                         Name: John T. Trainor
                                         Title: Vice President

Working Capital Commitment             PROVIDENT BANK
$8,888,888.89

                                       By/s/ Jose V. Garde
                                         -------------------------------
                                         Name: Jose V. Garde
                                         Title: Vice President

                                                                       EXHIBIT J

                             FORM OF INVENTORY NOTE

 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
     AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE
          ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT
           COVERING THE TRANSFER OR AN OPINION OF COUNSEL SATISFACTORY
                      TO THE ISSUER THAT REGISTRATION UNDER
                            SAID ACT IS NOT REQUIRED.

                                      NOTE
$____________                                                    _________, 2001

          THIS NOTE is made as of the date stated above by APPLIED EXTRUSION TECHNOLOGIES, INC., a Delaware corporation ("Debtor"), to the order of QPF, LLC, a Mississippi limited liability company ("Secured Party").

                                    ARTICLE I

                                     PAYMENT

      FOR VALUE RECEIVED. Debtor hereby promises to pay to the order of Secured Party, on or before [230th day after issuance] (the "Maturity Date"), at Secured Party's office at c/o Hood Companies, Inc., 623 Main Street, Suite 100, Hattiesburg, Mississippi 39403, or such other place as Secured Party may from time to time designate in writing to Debtor, the principal amount of ___________________ Dollars ($_________), together with interest as specified below, in repayment of a credit extended by Secured Party to Debtor (the "Loan"), all in lawful money of the United States of America, as follows:

      1.1 Installments of Interest Debtor shall pay Secured Party interest on the amount of the principal balance outstanding under this Note from time to time at the following rates:

            (i) from the date of initial issuance of this Note to and including the Maturity Date, a per annum rate of zero percent (0%); and

            (ii) from the Maturity Date, a per annum rate of fifteen percent (15%).

Unless otherwise agreed by Secured Party, all installments of principal and Interest shall be applied first to interest at the rate herein specified to the date of receipt of payment and the balance shall be applied on account of principal. Interest shall be computed for any period as excluding the first day of such period but including the last day of such period, on a daily basis and on the basis of a three hundred sixty (360) day year. All accrued but unpaid interest shall be due and payable upon the payment in full hereof.

      1.2 Payment of Indebtedness at Maturity. The term "Indebtedness" shall mean the indebtedness evidenced by this Note, including the principal and all interest, and all fees, costs and expenses incurred by Secured Party in connection with the Loan that are reimbursable by Debtor, and all other sums due or required to be paid to Secured Party under the Security Agreement (described below). The entire Indebtedness shall be due and payable on the Maturity Date. Debtor acknowledges that Secured Party has no obligation to refinance the Loan at maturity.

      1.3 Mandatory Prepayments. Debtor shall prepay, without premium or penalty, unpaid principal under this Note in the amount of the purchase price paid by Debtor for any Inventory (as defined in the Purchase Agreement referred to below) determined pursuant to Exhibit E to the Purchase Agreement which is consumed or sold, such payments to be made within forty-five (45) days of consumption or shipment (as applicable) of such Inventory.

      1.4 Optional Prepayments. Debtor reserves the right to prepay, without premium or penalty, any unpaid principal of this Note, in whole or in part, provided that Debtor gives Secured Party not less than two (2) business days' prior written notice of its intention to do so. Any payment of this Note in full shall be accompanied by the payment of all accrued and unpaid interest and any other amounts due hereunder.

      1.5 Payment Time. All payments shall be delivered in good funds to Secured Party prior to 2:30 p.m., Central Time, on the date due at its principal office set forth above, or at such other place as Secured Party designates in writing.

      1.6 Time of Essence. Time is of the essence of this Note.

                                   ARTICLE II

                          SECURITY DEFAULT AND REMEDIES

      2.1 Security for Payment. Payment of this Note is secured by the "Inventory Security Agreement" (as such term is defined in the Asset Purchase Agreement dated as of May 3, 2001, as from time to time in effect (the "Purchase Agreement"), pursuant to which Secured Party sold certain assets to the Debtor; as from time to time in effect, the "Security Agreement") from Debtor to Secured Party.

      2.2 Events of Default. The following constitute events of default under this Note ("Default"): (a) failure of Debtor to pay any amount of Indebtedness when due, whether principal or otherwise and whether as an installment, on the Maturity Date or otherwise; or (b) any "Default" as such term is defined in clauses (b) and (c) of the definition thereof contained in the Security Agreement.

      2.3 Acceleration of Maturity. At any time after the occurrence of any Default and at the option of Secured Party, the entire principal balance under this Note, together with all other Indebtedness (including all sums expended by Secured Party in connection with such Default), shall upon notice to Debtor become immediately due and payable.

      2.4 Attorneys' Fees. If any counsel (whether an employee of Secured Party or otherwise) is employed, retained or engaged (a) upon a Default, to collect the Indebtedness or any part thereof, whether or not legal proceedings are instituted by Secured Party, (b) to represent Secured Party in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving Debtor or a claim under this Note, (c) upon a Default, to enforce the liens or security interests created by the Security Agreement, or (d) to represent Secured Party in any other proceedings in connection with the Security Agreement or the property described therein, then Debtor shall pay on demand to Secured Party all related reasonable attorneys' fees, time charges and expenses as a part of the Indebtedness; provided however, that Secured Party shall be entitled to such fees, charges and expenses only to the extent that Debtor has agreed to pay such fees, charges and expenses in the Security Agreement.

      2.5 Secured Party's Remedies. Upon Default, Secured Party, at its option, may proceed to exercise any other rights and remedies available to Secured Party under the Security Agreement and to exercise any other rights and remedies against Debtor or with respect to this Note which Secured Party may have at law, at equity or otherwise. Secured Party's remedies under this Note, or the Security Agreement shall be cumulative and concurrent and may be pursued singly, successively, or together against Debtor, and any security described in the Security Agreement. Secured Party may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Secured Party's sole discretion. Failure of Secured Party, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of that right, at any time during the Default or in the event of any subsequent Default. Secured Party shall not by any other omission or act be deemed to waive any of its rights or remedies unless such waiver is written and signed by an officer of Secured Party, and then only to the extent specifically set forth. A waiver in connection with one event shall not be construed as continuing or as a bar to or waiver of any right or remedy in connection with a subsequent event.

                                   ARTICLE III

                                  OTHER MATTERS

      3.1 Waivers. Except as expressly provided herein or in the Security Agreement, Debtor hereby (a) waives and renounces any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges,
(b) waives presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest, (c) waives all notices in connection with the performance, default, or enforcement or collection of this Note, and (d) waives any and all lack of diligence and delays in the enforcement or collection of the Note.

      3.2 Interpretation. The headings of sections and paragraphs in this Note are for convenience of reference only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions. The use of singular and plural nouns, and masculine, feminine, and neuter pronouns, shall be fully interchangeable, where the context so requires. If any provision of this Note, or any paragraph, sentence, clause, phrase, or word, or the application thereof, in any circumstances, is adjudicated to be invalid or unenforceable, the validity or enforceability of the remainder of this Note shall be construed as if such invalid or unenforceable part were never included.

      3.3 Business Loan. Debtor hereby represents that the Loan constitutes a "business loan" within the purview of 815 ILCS 205/4(1)(c), as amended.

      3.4 Interest Laws. Secured Party and Debtor intend to comply with the laws of the State of Illinois with regard to the rate of interest charged. Notwithstanding any provision to the contrary in this Note or the Security Agreement, no such provision shall require the payment or permit the collection of any amount ("Excess Interest") in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Indebtedness. If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note or the Security Agreement, then in such event (a) the provisions of this paragraph shall govern and control; (b) Debtor shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Secured Party may have received shall, at the option of Secured Party, be (i) applied as a credit against the then outstanding principal balance of the Loan, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor, or (iii) so applied or refunded in any combination of the foregoing; (d) the applicable interest rate shall be automatically subject to reduction to the maximum lawful contract rate allowed under the applicable usury laws of the State, and this Note and the Security Agreement shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the applicable interest rate; and (e) Debtor shall not have any action against Secured Party for any damages whatsoever arising out of the payment or collection of Excess Interest.

      3.5 Subsequent Holders. Upon any endorsement, assignment, or other transfer of this Note by Secured Party or by operation of law, the term "Secured Party" shall mean such endorsee, assignee, or other transferee or successor to Secured Party then becoming the holder of this Note.

      3.6 Subsequent Obligors. This Note shall be binding on all persons claiming under or through Debtor. The term "Debtor", as used herein, shall include the respective successors, assigns, legal and other representatives of Debtor.

      3.7 Governing Law. This Note shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

      3.8 Severability. Any term or provision of this Note that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      3.9 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, DEBTOR HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.

      IN WITNESS WHEREOF, Debtor has caused this Note to be executed as of the date first stated above.

                                            APPLIED EXTRUSION TECHNOLOGIES. INC.


                                            By:
                                                 -------------------------------
                                            Its:
                                                 ------------------------------